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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 10, 2000


                         COMMISSION FILE NUMBER 0-17714



                           BIOPOOL INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                      58-1729436
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               6025 NICOLLE STREET
                            VENTURA, CALIFORNIA 93003
                    (Address of principal executive offices)


                                 (805) 654-0643
               (Registrant's telephone number including area code)


                                       N/A
          (Former name or former address, if changed since last report)

================================================================================

This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2000.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  XTRANA, INC. FINANCIAL STATEMENTS
          ---------------------------------

          Report of Farber & Hass LLP, Independent Auditors
          Balance Sheets as of December  31, 1999 and 1998
          Statements  of  Operations  for the Years Ended  December 31, 1999 and
             1998
          Statements of  Stockholders'  Deficit for the Years Ended December 31,
             1999 and 1998
          Statements  of Cash Flows for the Years  Ended  December  31, 1999 and
             1998
          Notes to Financial Statements
          Unaudited Balance Sheets as of June 30, 2000 and 1999
          Unaudited  Statements  of  Operations  for the 6 Months Ended June 30,
             2000 and 1999
          Unaudited  Statements  of Cash  Flows for the 6 Months  Ended June 30,
             2000 and 1999


     (b)  PRO FORMA FINANCIAL INFORMATION
          -------------------------------

          Unaudited Pro Forma  Condensed  Consolidated  Balance Sheet as of June
             30, 2000
          Unaudited Pro Forma  Condensed  Consolidated  Statements of Operations
             for the Six Months Ended June 30, 2000
          Unaudited Pro Forma  Condensed  Consolidated  Statements of Operations
             for the Year Ended December 31, 1999
          Notes  to  Unaudited  Pro  Forma  Condensed   Consolidated   Financial
             Statements


     (c)  EXHIBITS
          --------

          23.1 Consent of Farber & Hass LLP, Independent Auditors.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:     OCTOBER 20, 2000                 BIOPOOL INTERNATIONAL, INC.
       ----------------------              -----------------------------
                                           (Registrant)





                                           /S/ JOHN H. WHEELER
                                           -------------------------------------
                                           John H. Wheeler
                                           President and Chief Executive Officer

INDEPENDENT AUDITORS' REPORT

May 26, 2000

To the Board of Directors of
    Xtrana, Inc.:

We have audited the accompanying balance sheets of Xtrana, Inc. (formerly Molecular Innovations, Inc.) (the "Company") as of December 31, 1999 and 1998 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Xtrana, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since inception, has a working capital deficit of $790,962 and has stockholders' deficit of $763,852. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ Farber & Hass LLP
Oxnard, California


                                  XTRANA, INC.
                     (FORMERLY MOLECULAR INNOVATIONS, INC.)


BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
----------------------------------------------------

                                                             1999           1998
                                                        ---------      ---------
ASSETS

CURRENT ASSETS:
Cash ..............................................     $  46,333      $ 104,238
Accounts receivable ...............................       115,982         87,680
Prepaid expenses and other current assets .........        10,135          1,242
                                                        ---------      ---------
Total current assets ..............................       172,450        193,160
                                                        ---------      ---------

EQUIPMENT:
Computer equipment ................................         1,761
Office equipment ..................................         3,189
                                                        ---------
Total equipment ...................................         4,950
Less accumulated depreciation .....................        (1,225)
                                                        ---------
Property and equipment, net .......................         3,725
                                                        ---------

OTHER ASSETS - Intellectual property,
  net of amortization .............................        23,385         24,592
                                                        ---------      ---------

TOTAL ASSETS ......................................     $ 199,560      $ 217,752
                                                        =========      =========


                                   (Continued)


                                  XTRANA, INC.
                     (FORMERLY MOLECULAR INNOVATIONS, INC.)


BALANCE SHEETS - CONTINUED
DECEMBER 31, 1999 AND 1998
----------------------------------------------------

                                                            1999           1998
                                                     -----------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable .................................   $   208,863    $    63,929
Accrued payroll and bonuses ......................       281,710        101,995
Notes payable ....................................       412,000
Accrued expenses and other current liabilities ...        11,322         33,993
Accrued interest .................................        32,950
Deferred income ..................................        16,567
                                                     -----------    -----------
Total current liabilities ........................       963,412        199,917
                                                     -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.01 par value; 1,250,000
  shares authorized; 706,880 shares
    issued and outstanding .......................         7,069          7,069
Common stock, $.01 par value; 4,000,000
    shares authorized; 1,710,000 shares
    issued and outstanding .......................        17,100         17,100
Paid-in capital ..................................       466,671        384,271
Accumulated deficit ..............................    (1,254,692)      (390,605)
                                                     -----------    -----------
Total stockholders' equity (deficit) .............      (763,852)        17,835
                                                     -----------    -----------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT) .................   $   199,560    $   217,752
                                                     ===========    ===========


See accompanying notes to the financial statements.


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                                       6


                                  XTRANA, INC.
                     (FORMERLY MOLECULAR INNOVATIONS, INC.)


STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
----------------------------------------------

                                                          1999             1998
                                                   -----------      -----------
REVENUES .....................................     $   924,888      $   317,204

COST OF REVENUES .............................         437,492          259,432
                                                   -----------      -----------

GROSS PROFIT .................................         487,396           57,772
                                                   -----------      -----------

OPERATING EXPENSES:
General and administrative ...................         520,527          240,229
Sales and marketing ..........................         104,160           18,057
Research and development .....................         609,378          188,368
                                                   -----------      -----------
Total operating expenses .....................       1,234,065          446,654
                                                   -----------      -----------

LOSS FROM OPERATIONS .........................        (746,669)        (388,882)
                                                   -----------      -----------

OTHER INCOME (EXPENSE):
Other income .................................              44
Interest expense .............................         (33,502)            (163)
Convertible debentures - beneficial
  conversion feature .........................         (82,400)
                                                   -----------      -----------
Other expense, net ...........................        (115,858)            (163)
                                                   -----------      -----------

LOSS BEFORE PROVISION FOR INCOME TAXES .......        (862,527)        (389,045)

PROVISION FOR INCOME TAXES ...................           1,560            1,560
                                                   -----------      -----------

NET LOSS .....................................     $  (864,087)     $  (390,605)
                                                   ===========      ===========


See accompanying notes to the financial statements.


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                                       7


                                  XTRANA, INC.
                     (FORMERLY MOLECULAR INNOVATIONS, INC.)


STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                         PREFERRED STOCK           COMMON STOCK
                       --------------------     -------------------       PAID-IN      ACCUMULATED
                       OUTSTANDING   AMOUNT     OUTSTANDING  AMOUNT       CAPITAL        DEFICIT          TOTAL
                       -----------   ------     -----------  ------      --------      -----------       -------
BALANCE, JANUARY 1,

COMMON STOCK ISSUED:
Intellectual property                             830,000    $8,300      $ (3,300)                     $   5,000
Founders' shares                                  970,000     9,700        (9,215)                           485

PREFERRED STOCK
ISSUED:
Class A for I.P.          400,000    $4,000                                16,000                         20,000
Class B for cash          262,880     2,629                               325,371                        328,000
Class C for cash           40,000       400                                49,600                         50,000
Class D for services        4,000        40                                 4,960                          5,000

COMMON SHARES                                     (90,000)     (900)          855                            (45)

NET LOSS                                                                               $  (390,605)     (390,605)
                       -----------------------------------------------------------------------------------------
BALANCE, DECEMBER
31, 1998                  706,880     7,069     1,710,000     17,100      384,271         (390,605)       17,835

FAIR VALUE OF
BENEFICIAL
CONVERSION                                                                 82,400                         82,400

NET LOSS                                                                                  (864,087)     (864,087)
                       -----------------------------------------------------------------------------------------
BALANCE, DECEMBER
31, 1999                  706,880    $7,069     1,710,000    $17,100     $466,671      $(1,254,692)    $(763,852)
                       =========================================================================================


See accompanying notes to the financial statements.


------------------------------------------------------------------------


                                 XTRANA, INC.
                     (FORMERLY MOLECULAR INNOVATIONS, INC.)


STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
----------------------------------------------

                                                              1999         1998
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .............................................   $(864,087)   $(390,605)
Adjustments to reconcile net loss to net cash used by
    operating activities:
  Depreciation .......................................       1,225
  Amortization .......................................       1,207          848
    Stock issued for services ........................                    5,000
    Interest expense:
      Convertible debentures and notes ...............      82,400
    Changes in operating assets and liabilities:
      Accounts receivable ............................     (28,302)     (87,680)
    Prepaid expenses and other assets ................      (8,893)      (1,242)
    Accounts payable and accrued expenses ............     122,263       97,967
    Interest payable .................................      32,950
      Accrued payroll and related party ..............     179,715      101,995
      Deferred income ................................      16,567
                                                         ---------    ---------
Net cash used by operating activities ................    (464,955)    (273,717)
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Capital expenditures ...............................      (4,950)
                                                         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes ..........     412,000
Payments for treasury shares .........................                      (45)
Proceeds from issuance of preferred stock ............                  378,000
                                                         ---------    ---------
Net cash provided by financing activities ............     412,000      377,955
                                                         ---------    ---------

NET INCREASE (DECREASE) IN CASH ......................     (57,905)     104,238

CASH, BEGINNING OF YEAR ..............................     104,238
                                                         ---------    ---------

CASH, END OF YEAR ....................................   $  46,333    $ 104,238
                                                         =========    =========


                                   (Continued)



                                  XTRANA, INC.
                     (FORMERLY MOLECULAR INNOVATIONS, INC.)


STATEMENTS OF CASH FLOWS - CONTINUED
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
----------------------------------------------


                                                              1999          1998
                                                            ------        ------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
Cash paid during the year for:
  Interest .........................................        $  551        $  163
  Income taxes .....................................        $3,120        $  -0-

In July 1998, the Company exchanged 400,000 shares of preferred stock and 830,000 shares of common stock for intellectual property valued at $25,000.


------------------------------------------------------------------------

                                  XTRANA, INC.
                     (FORMERLY MOLECULAR INNOVATIONS, INC.)



NOTES TO FINANCIAL STATEMENTS
---------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS - Xtrana, Inc. (formerly Molecular Innovations, Inc.) (the "Company") is engaged in the research and development of DNA analysis. The Company's approach enables DNA testing methods to be applied in industries and for applications where demand for a more sensitive approach previously was impractical. Inventing solutions to address the roadblocks of the practical use of Nucleic Acid Detection, proving feasibility and commercializing applications is the mission of the Company. For 1998 and 1999, the majority of the Company's revenue was derived from Government grants.

     The Company has incurred net operating losses since inception and expects to continue to incur such losses until the Company's business plan of transforming the Company from a research company to a commercial company is achieved. These and other factors have caused a liquidity problem at the Company. As discussed in Note 8, management of the Company plans to effect a merger with a California company engaged in the research, development, manufacture and marketing of diagnostic products sold on a worldwide basis.

     The accompanying financial statements were prepared assuming the Company will continue to operate on a going-concern basis and do not include any adjustments to the recorded amounts of assets or to the recorded amounts or classification of liabilities which would be required if the Company were unable to realize its assets and satisfy its liabilities and obligations in the normal course of business.

     CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Amounts due from Government agencies account for 100% of accounts receivable. The Company receives periodic progress payments on most contracts.

     PERVASIVENESS OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - Based on borrowing rates currently available to the Company, the carrying value of all financial instruments potentially subject to valuation risk approximates fair value.

     OPERATING SEGMENT INFORMATION - The Company predominantly operates in one industry segment, bio-medical research. Substantially all of the Company's assets and employees are located at the Company's headquarters in Denver, Colorado.

     ACCOUNTING FOR CONVERTIBLE DEBT SECURITIES - The Company has issued convertible debt securities with a non-detachable conversion feature. The Company accounts for such securities in accordance with Emerging Issues Task Force Topic D-60. The Company has recorded the fair value of the beneficial conversion feature as interest expense and an increase to capital.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost with depreciation provided over the estimated useful life of 3 to 5 years using the straight-line method.

     OTHER ASSETS - Other assets consist of intellectual property for which the Company is amortizing, using the straight-line method over 15 years.

     REVENUE RECOGNITION - The Company, for the years ended 1999 and 1998, records income based on a percentage of cost or milestone method for all Government contracts and grants. Costs are accumulated by contract or grant. Each contract is billed bi-weekly or monthly, based on incurred costs and estimated annual indirect rates. Actual indirect rate adjustments are then made at year-end, by contract or grant. Where costs exceed accumulated billings, the Company records an unbilled receivable, in excess of any billed receivables. Where billings exceed costs, the Company records a deferred revenue.

     RESEARCH AND DEVELOPMENT - The Company incurs research and development costs relating to DNA analysis. Research and development costs are expensed as incurred.

     INCOME TAXES - The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. The provision for income taxes represents the Delaware corporate minimum franchise tax.

     NEW ACCOUNTING PRONOUNCEMENTS - SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and displaying comprehensive income and its components in financial statements. The Company adopted the provisions of SFAS No. 130 in 1998, but has had no elements of comprehensive income since inception.

     SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes a new model for segment reporting, called the "management approach" and requires certain disclosures for each segment. The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. The Company adopted the provisions of SFAS No. 131 in 1998, but currently operates in only one industry segment.

2.   AGREEMENTS

     INTELLECTUAL PROPERTY

     In July 1998, the Company entered into Intellectual Property Agreements with six employees of the Company. In exchange for assigning the Company all of the rights, title and interest in certain intellectual property and other rights relating to the development and commercialization of patent rights, the Company issued 830,000 shares of common stock.

     MEMORANDUM OF UNDERSTANDING

     In November 1997, the Company entered into an agreement with Bonfils Blood Center ("BBC") of Colorado and Immunilogical Associates of Denver ("IAD"). BBC and IAD received 400,000 shares of Series A Preferred stock of the Company in 1998, in consideration for the assignment to the Company of all rights of Intellectual Property relating to Nucleic Acid Detection technology, National Institute of Science and Technology ("NIST") grants and certain other property rights.

     As part of certain other property rights, BBC would make available to the Company, laboratory space on a temporary basis and certain equipment associated with the NIST grants.

     EMPLOYMENT AGREEMENTS

     In January 1998, the Company entered into several employment and memorandum agreements. Three employment agreements provide for a subjective and objective bonus of up to 30% of base salary. For the period ending December 31, 1999, the Company accrued $131,000 in bonuses which included amounts negotiated in the employment agreements.

     LICENSE

     The Company has license agreements with three companies. The agreements relate to certain proprietary rights relating to technology and marketing. For the period ending December 31, 1999, no royalty payments were due based on the terms of the agreements.

3.   CONVERTIBLE NOTES PAYABLE

     In January 1999, the Board approved the sale of up to $788,640 of 9% convertible notes due July 31, 2000. The notes are convertible into the common stock of the Company. The conversion to capital will be equal to 120% of the face amount of the notes. The notes range in face value from $10,000 to $300,000. Seven notes were issued for a total of $412,000.

4.   EQUITY

     SERIES A PREFERRED STOCK

     In July 1998, the Company created a new class of preferred stock entitled "Series A Preferred Stock". The Company issued 400,000 shares in exchange for the assignment of intellectual property. This class has a $1 per share liquidation price, receives dividends based on an equivalent common dividend, may vote with the holders of common stock as a single class and has a mandatory conversion to common stock on a date of a qualified IPO or a conversion to common at the option of the holder, based on certain criteria.

     SERIES B PREFERRED STOCK

     In July 1998, the Company created a new class of preferred stock entitled "Series B Preferred Stock". The Company may issue up to 460,000 shares at a purchase price of $25.00 per share. The issue was opened and closed on July 10, 1998, of which 262,880 shares were sold. This class receives dividends based on an equivalent common dividend, may vote with holders of common as a single class, and may be converted to common at the option of the holder, based on certain criteria.

     SERIES C PREFERRED STOCK

     In July 1998, the Company created a new class of preferred stock entitled "Series C Preferred Stock". The Company may issue up to 60,000 shares at a purchase price of $25.00 per share. The issue was opened and closed on July 10, 1998, of which 40,000 shares were sold and 4,000 shares exchanged for services. This class receives dividends based on an equivalent common dividend, may vote with holders of common as a single class and has a mandatory conversion to common on a date of a qualified IPO or a conversion to common at the option of the holder, based on certain criteria.

     STOCK SPLIT

     In May 2000, the Board of Directors designated a 20-to-1 stock split to holders of record for Common stock, Preferred Series A, Preferred Series B and Preferred Series C. In conjunction with the split, the Board authorized an increase in capital to 5,250,000 shares at $.01 per share; 4,000,000 shares were designated as Common and 1,250,000 were designated as Preferred. The stock split has been retroactively reflected in the financial statements.

5.   INCOME TAXES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1999 are substantially composed of the Company's net operating loss carryforward, for which the Company has made a full valuation allowance.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment.

     At December 31, 1999, the Company had a net operating loss carryforward for Federal income tax purposes of approximately $1.2 million, which is available to offset future taxable income, if any, through 2019.

6.   COMMITMENTS AND CONTINGENCIES

     The Company rents its facility on a month-to-month basis. Total rent expense in 1999 and 1998 was $34,180 and $17,095, respectively.

     The Company entered into a lease agreement for equipment starting July 31, 1998. The agreement expires in July 2001. Minimum lease payments due under the non-cancelable operating lease are as follows:

     2000                               $   4,880
     2001                                   2,847
                                        ---------

     Total                              $   7,727
                                        =========

7.   YEAR 2000 COMPLIANCE (UNAUDITED)

     The Company utilizes computer hardware and software in its operations. Any of the Company's programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures.

     The Company has completed an evaluation of its computer hardware and software and believes that its mission critical systems are Year 2000 compliant.

8.   MANAGEMENT PLANS (UNAUDITED)

     In April 2000, the shareholders of the Company initiated an agreement and plan of reorganization to merge with a publicly held company in a related industry. The effect of the merger would be that all of the proprietary rights, privileges, powers and franchises of the Company would vest in the publicly held company. All of the assets, debts, liabilities and duties of the Company would become those of the publicly held company. Immediately following the merger, the shareholders of the Company will hold approximately 50% of the outstanding shares of the publicly held company.

     In connection with the agreement, each company received a warrant to purchase approximately 20 percent of the other company should the merger not be effected.

9.   SUBSEQUENT EVENTS (UNAUDITED)

     SERIES D PREFERRED STOCK

     In April 2000, the Company created a new class of preferred stock entitled "Series D Preferred Stock". The Company may issue up to 200,000 shares at a purchase price of $4.00 per share. The issue was opened and closed in April 2000 of which, 168,500 shares were sold. This class receives dividends based on an equivalent common dividend, may vote with holders of common as a single class and has a mandatory conversion to common on a date of a qualified IPO or a conversion to common at the option of the holder, based on certain criteria.

     On April 25, 2000, the Board of Directors repriced the Series D issue to $3.00 per share. Each holder was given a proportionate increase in shares to a total of 224,667 shares.

     SETTLEMENT AGREEMENT

     In February 1999, the Company entered into a financing, advisory and consulting agreement for the acquisition of working capital. As a result of such agreement, the Company subsequently initiated a merger agreement (see
     Note 8). In May 2000, the Board approved a settlement agreement with two companies in connection with the merger.

     One agreement allows for a 10-year warrant for 540,000 shares of the merged company, at a specified formula price, plus $300,000 which is payable by the Company.

     The second agreement allows for a 5-year warrant for 180,000 shares of the merged company, at a specified formula price, plus $175,000, which was paid by the Company.


                                  XTRANA, INC.
                                  BALANCE SHEET
              FOR THE PERIODS ENDED JUNE 30, 2000 AND JUNE 30, 1999
                                    UNAUDITED
                                 (in thousands)

                                                             2000          1999
                                                          -------       -------
ASSETS

Current Assets
    Cash and Equivalents ...........................      $   836       $   230
     Prepaid Expense  and Other ....................            1             2
    Accounts Receivable, net .......................          244            57
                                                          -------       -------
        Total Current Assets .......................        1,081           289

    Property and Equipment, net ....................            8             1
    Other Assets ...................................           21            25
                                                          -------       -------
TOTAL ASSETS .......................................      $ 1,110       $   315
                                                          =======       =======

LIABILITIES AND STOCKHOLDER'S EQUITY

Total Current Liabilities ..........................      $ 1,353       $   668


Stockholder's Equity
    Common Stock ...................................           34            24
    Additional Paid-in-Capital .....................        1,344           384
    Retained Earnings ..............................       (1,621)         (761)
                                                          -------       -------
        Total Stockholder's Equity .................         (243)         (353)
                                                          -------       -------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .........      $ 1,110       $   315
                                                          =======       =======


                                  XTRANA, INC.
                             STATEMENT OF OPERATIONS
             FOR THE 6 MONTHS ENDED JUNE 30, 2000 AND JUNE 30, 1999
                                    UNAUDITED
                                 (in thousands)

                                                              2000         1999
                                                             -----        -----
Contract revenues ....................................       $ 658        $ 288

Cost of sales ........................................         306          154
                                                             -----        -----
              Gross profit ...........................         352          134

Operating expenses:
       Selling, general and administrative ...........         606          293
       Research and development ......................         120          212
                                                             -----        -----
              Total operating expenses ...............         726          505

Other income, net ....................................           8
                                                             -----        -----
Income (loss) from operations before taxes ...........        (366)        (371)
                                                             -----        -----
Income tax expense
                                                             -----        -----
Net income (loss) ....................................       $(366)       $(371)
                                                             =====        =====


                                  XTRANA, INC.
                             STATEMENT OF CASH FLOWs
             FOR THE 6 MONTHS ENDED JUNE 30, 2000 AND JUNE 30, 1999
                                    UNAUDITED
                                 (in thousands)

                                                                2000       1999
                                                             -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .................................................   $  (366)   $  (370)
Adjustments to reconcile net loss to net cash used by
    operating activities:
  Depreciation & Amortization ............................         2
Changes in operating assets and liabilities:
    Accounts receivable ..................................      (127)        30
    Prepaid expenses and other assets ....................         9
    Accounts payable and accrued expenses ................      (198)        56
                                                             -------    -------
Net cash used by operating activities ....................      (680)      (284)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures ...................................        (5)        (2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable ..................     1,000
Proceeds from issuance of convertible notes ..............                  412
Payments for treasury shares .............................
Proceeds from issuance of preferred stock ................       475
                                                             -------    -------
Net cash provided by financing activities ................     1,475        412
                                                             -------    -------

NET INCREASE (DECREASE) IN CASH ..........................       790        126

CASH, BEGINNING OF PERIOD ................................        46        104
                                                             -------    -------

CASH, END OF PERIOD ......................................   $   836    $   230
                                                             =======    =======


                  BIOPOOL INTERNATIONAL, INC. AND XTRANA, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000
                                    UNAUDITED
                                 (IN THOUSANDS)

                                               BIPL      XTRANA    ADJUSTMENTS   CONSOLIDATED
                                           --------------------------------------------------
ASSETS

Current Assets
    Cash and Equivalents ...............   $  4,140    $    836                      $  4,976
    Accounts Receivable, net ...........      1,954         244                         2,198
    Inventories ........................      2,209                                     2,209
    Prepaid Expense and Other ..........        267           1                           268
    Deferred Tax Benefits ..............        109                                       109
    Note Receivable from Xtrana ........      1,000                  (1,000)   a
                                           --------------------------------------------------

        Total Current Assets ...........      9,679       1,081                         9,760

    Property and Equipment, net ........      1,009           8                         1,017
    Deferred Tax Benefits ..............        254                     648    e          902
    Other Assets .......................        928          21       8,457    b        9,406
                                           --------------------------------------------------

TOTAL ASSETS ...........................   $ 11,870    $  1,110    $  8,105          $ 21,085
                                           ==================================================


LIABILITIES AND STOCKHOLDER'S
EQUITY

Total Current Liabilities ..............   $  1,184    $  1,353        (694)   a,f   $  1,843

Deferred Tax Liability .................        126                                       126

Stockholder's Equity
    Common Stock .......................         83          34          45    c          162
    Additional Paid-in-Capital .........     10,793       1,344       7,133    c       19,270
    Retained Earnings ..................         42      (1,621)      1,621    d,f         42
    Accumulated Other Comprehensive Loss       (358)                                     (358)
                                           --------------------------------------------------

        Total Stockholder's Equity .....     10,560        (243)                       19,116
                                           --------------------------------------------------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY ...................   $ 11,870    $  1,110    $  8,105          $ 21,085
                                           ==================================================


                  BIOPOOL INTERNATIONAL, INC. AND XTRANA, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                    UNAUDITED
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                               INCOME STATEMENTS              PRO FORMA
                                             -------------------      --------------------------
                                                 BIPL     XTRANA      ADJUST    REF     CONSOL'D
                                             -------------------      --------------------------

Sales ....................................   $  5,243                                   $  5,243
Contract revenues ........................              $    658                             658
                                             -------------------                        --------

              Total sales and revenues ...      5,243        658                           5,901

Cost of sales ............................      2,438        306                           2,744
                                             -------------------                        --------

              Gross profit ...............      2,805        352                           3,157

Operating expenses:
       Selling, general and administrative      1,783        606      $  553    a          2,942
       Research and development ..........        208        120                             328
                                             -------------------                        --------

              Total operating expenses ...      1,991        726                           3,270

Other income, net ........................         73          8                              81
                                             -------------------                        --------

Income (loss) from operations before taxes        887       (366)                            (32)

Income tax expense .......................        298                   (172)   b            126
                                             -------------------      ------            --------

Net income (loss) ........................   $    589   $   (366)     $ (381)           $   (158)
                                             ===================      ======            ========


Weighted average shares outstanding
       Basic .............................      8,307                  7,893              16,200
       Effect of dilutive shares .........         34                                        N/A
                                             --------                                   --------

       Diluted ...........................      8,341                                        N/A
                                             ========                                   ========

Diluted and basic earnings per share .....   $   0.07                                   $  (0.01)
                                             ========                                   ========


                  BIOPOOL INTERNATIONAL, INC. AND XTRANA, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                    UNAUDITED
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                               INCOME STATEMENTS              PRO FORMA
                                             -------------------      --------------------------
                                                 BIPL     XTRANA      ADJUST    REF     CONSOL'D
                                             -------------------      --------------------------

Sales ...................................    $  8,842                                   $  8,842
Contract revenues .......................               $    925                             925
                                             -------------------                        --------

             Total sales and revenues ...       8,842        925                           9,767

Cost of sales ...........................       4,681        437                           5,118
                                             -------------------                        --------

             Gross profit ...............       4,161        488                           4,649

Operating expenses:
      Selling, general and administrative       3,113        625      $  815    a          4,553
      Research and development ..........         322        609                             931
                                             -------------------                        --------

             Total operating expenses ...       3,435      1,234                           5,484

Other income (expense), net .............          14       (116)                           (102)
                                             -------------------                        --------

Income (loss) from continuing operations
      before taxes ......................         740       (862)                           (937)

Income tax expense ......................         340          2        (264)   b             78
                                             -------------------                        --------

Income (loss) from continuing operations     $    400   $   (864)     $ (551)           $ (1,015)
                                             ===================      ======            ========


Weighted average shares outstanding
      Basic .............................       8,375                  7,893              16,268
      Effect of dilutive shares .........          24                                        N/A
                                             --------                                   --------
      Diluted ...........................       8,399                                        N/A
                                             ========                                   ========

Diluted and basic earnings per share
      From Continuing operations ........    $   0.05                                   $  (0.06)
                                             ========                                   ========

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

     The unaudited pro forma condensed consolidated statement of income for the twelve months ended December 31, 1999 gives effect to the consolidated results of operations as if the merger occurred at January 1, 1999. The unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2000 gives effect to the consolidated results of operations as if the merger occurred at January 1, 2000. These results are not necessarily indicative of the consolidated results of operations of Biopool International, Inc. ("Biopool") as they may be in the future, or as they might have been had these events been effective at January 1, 1999 and 2000, respectively. The unaudited pro forma condensed statements are based on the individual historical results of operations of Biopool and Xtrana, Inc. ("Xtrana"), and have been prepared to reflect the acquisition of Xtrana by Biopool. The unaudited pro forma condensed consolidated balance sheet gives effect to the financial position at June 30, 2000 as if the merger occurred at June 30, 2000. Such consolidated financial position of Biopool as it may be in the future, or as it might have been had these events been effective at June 30, 2000. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of Biopool and Xtrana and the related notes thereto.


PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999 AND THE SIX MONTHS ENDED JUNE 30, 2000:

     a) Gives effect to: (i) the amortization of goodwill of approximately $8,876 over 20 years as if the merger had occurred at January 1 for each of the periods presented, (ii) additional compensation expense pursuant to Employment Agreements executed concurrently with the Merger Agreement, and (iii) $306 of merger costs incurred by Xtrana.
     b) Gives effect to the current losses of Xtrana for US tax purposes, adjusted for the tax provision for Biopool, AB, Biopool's wholly owned subsidiary in Sweden.


PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 2000:

     a) To record the elimination of a loan made from Biopool to Xtrana in the amount of $1,000 prior to the merger.
     b) Reflects the excess purchase price as if the merger had occurred at June 30, 2000.
     c) Gives effect to: (i) the issuance of 7,893 shares as merger consideration to Xtrana shareholders, (ii) the issuance of 540 warrants to a third party for financial advisory services, and (iii) eliminates the historical equity of Xtrana.
     d)   To reflect the elimination of the historical retained loss of Xtrana.
     e) To reflect the reduction of the valuation allowance related to Xtrana's net operating loss carry forward.
     f)   To reflect $306 in merger costs incurred by Xtrana.

NOTE: The Company is still in the process of evaluating the fair value of the assets acquired and the liabilities assumed in order to make a final determination of the excess purchase price, including allocation to the intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary and has been made solely for the purpose of developing such pro forma condensed consolidated financial information. Based on current information, the preliminary determination of the cost in excess of the net assets acquired and the allocation to goodwill should not materially differ from the final determination.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                    DESCRIPTION OF DOCUMENT
-------      --------------------------------------------------
23.1         Consent of Farber & Hass LLP, Independent Auditors